    As filed with the Securities and Exchange Commission on April 5, 1994.
                                                            REGISTRATION NO. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                         ------------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     under
                           THE SECURITIES ACT OF 1933
                         ------------------------------

                          WHITNEY HOLDING CORPORATION
             (Exact name of registrant as specified in its charter)
                         ------------------------------

          LOUISIANA                             228 ST. CHARLES AVENUE                         72-6017893
(State or other jurisdiction of            NEW ORLEANS, LOUISIANA  70130                 (I.R.S. Employer
incorporation or organization)                    (504) 586-7272                       Identification Number)
                                         (Address, including zip code, and
                                        telephone number, including area code,
                                     of registrant's principal executive offices)

            EDWARD B. GRIMBALL                                                       Copy to:
        Executive Vice President                                             JOSEPH S. SCHWERTZ, JR.
       and Chief Financial Officer                                             Corporate Secretary
       Whitney Holding Corporation                                         Whitney Holding Corporation
         228 St. Charles Avenue                                               228 St. Charles Avenue
      New Orleans, Louisiana  70130                                       New Orleans, Louisiana  70130
              (504) 586-7272                                                      (504) 586-3596
(Name, address, including zip code, and telephone
number, including area code, of agent for service)


          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:
     From time to time after this Registration Statement becomes effective.
                         ------------------------------

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.
/ /

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                 PROPOSED MAXIMUM            PROPOSED MAXIMUM
  TITLE OF EACH CLASS OF     AMOUNT TO BE         OFFERING PRICE            AGGREGATE OFFERING         AMOUNT OF
SECURITIES TO BE REGISTERED  REGISTERED(1)          PER UNIT(2)                  PRICE(2)          REGISTRATION FEE
Common stock, no par value    90,909 shares           $22.75                   $2,068,179.75            $713.17


(1) In the event of a stock split, stock dividend or similar transaction involving Common Stock of the Company, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), based on the closing price per share of the Common Stock on March 31, 1994.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
================================================================================

                          WHITNEY HOLDING CORPORATION

                                   PROSPECTUS

                                 90,909 SHARES

                                  COMMON STOCK
                                 (No Par Value)


     This Prospectus relates to an aggregate of 90,909 shares (the "Shares") of common stock, no par value (the "Common Stock"), of Whitney Holding Corporation (the "Company") that may be offered, from time to time, by a certain shareholder of the Company (the "Selling Shareholder"). The Company will not receive any of the proceeds from the sale of the Shares. See "Selling Shareholder."

     The Common Stock is quoted on the NASDAQ National Market System ("NASDAQ") under the symbol "WTNY." The Shares may be sold, from time to time, in ordinary brokers' transactions through the NASDAQ at the price prevailing at the time of such sales. The commission payable will be the regular commission a broker receives for effecting such sales. Shares may also be offered in block trades, private transactions or otherwise. The net proceeds to the Selling Shareholder will be the proceeds received by the Selling Shareholder upon such sales less brokerage commissions. All expenses of registration incurred in connection with this offering (estimated to be approximately $11,000) are being borne by the Company, but any selling and other expenses incurred by the Selling Shareholder will be borne by the Selling Shareholder.

     No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus in connection with the offer contained in this Prospectus and, if given or made, any such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy securities in any state or other jurisdiction where, or to any person to whom, it is unlawful to make such an offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

     On March 31, 1994, the last reported sale price of the Common Stock through the NASDAQ was $22.75 per share.

                         ------------------------------

             THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
             BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                  THIS PROSPECTUS.  ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.
                         ------------------------------


                 The date of this Prospectus is April 5, 1994.

                             AVAILABLE INFORMATION

     The Company has filed a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), pertaining to the securities covered by this Prospectus. This Prospectus omits certain information and exhibits included in the Registration Statement, copies of which may be obtained upon payment of a fee prescribed by the Commission or may be examined free of charge at the principal office of the Commission in Washington, D.C.

     The Company is subject to the informational requirements of the Securities Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed with the Commission by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Company's Common Stock is quoted on the NASDAQ National Market System (Symbol:
WTNY). Reports, proxy statements and other information concerning the Company can be inspected at the offices of the National Association of Securities Dealers, 1735 K Street, N.W., Washington, D.C. 20007.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission pursuant to the Exchange Act are by this reference incorporated in and made a part of this Prospectus:

     (1) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993 (File No. 0-1026);

     (2) the description of the Company's capital stock set forth in its Registration Statement on Form S-8 and Form S-3 filed with the Commission on December 18, 1992.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Common Stock offered hereby shall be deemed to be incorporated by reference herein and to be part of this Prospectus from their respective dates of filing. Information appearing herein or in any document incorporated herein by reference is not necessarily complete and is qualified in its entirety by the information and financial statements appearing in the documents incorporated herein by reference and should be read together therewith. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other document subsequently filed or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Copies of all documents that are incorporated herein by reference (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents or into this Prospectus) will be provided without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon a written or oral request to Whitney Holding Corporation, Attention: Edward B. Grimball, Chief Financial Officer, 228 St. Charles Avenue, New Orleans, Louisiana 70130 (Telephone: (504) 586-7272).

                                  THE COMPANY

     The Company is a Louisiana bank holding company registered pursuant to the Bank Holding Company Act of 1956. The Company became an operating entity in 1962 with Whitney National Bank ("WNB") as its only significant subsidiary. WNB, which has its headquarters in Orleans Parish, has been engaged in the general banking business in the City of New Orleans since 1883. WNB has 44 branch offices located in the metropolitan area of New Orleans and in Lafayette and Baton Rouge, Louisiana, as well as an international branch in Grand Cayman, British West Indies. The Company's principal executive offices are located at 228 St. Charles Avenue, New Orleans, Louisiana 70130; telephone (504) 586-7272.

     WNB engages in commercial and retail banking and in the trust business, including the taking of deposits, the making of secured and unsecured loans, the financing of commercial transactions, the issuance of credit cards, the performance of corporate, pension and personal trust services, investment services, and safe deposit rentals. WNB is also active as a correspondent for other banks. WNB also renders specialized services of different kinds in connection with all of the foregoing. All material funds of the Company are invested in WNB.

     The Company and WNB and their related operations are subject to federal, state and local laws applicable to banks and bank holding companies and to the regulations of the Board of Governors of the Federal Reserve System, the Comptroller of the Currency and the Federal Deposit Insurance Corporation.

                              SELLING SHAREHOLDER

     The following table sets forth the number and percentage of shares of Common Stock owned by the Selling Shareholder at April 1, 1994, and after giving effect to the offering of Shares pursuant to this Prospectus. The Company will not receive any proceeds from the sale of Common Stock by the Selling Shareholder.


                                            Beneficial ownership                                    Beneficial ownership
                                             prior to offering                                       after offering (1)
                                     --------------------------------      Number of      --------------------------------------
                                          Number of                      Shares that may     Number of
Name                                        Shares          Percentage   be offered (1)       Shares            Percentage
- -----------------------------        -------------------    ----------   --------------   ---------------  ---------------------

Lion Investbanc
  Corporation                              90,909               *           90,909                 0              0%
  617 North Boulevard
  Suite 400
  Baton Rouge, Louisiana 70802

- --------------------
* Indicates less than one percent.

(1) Assumes the sale of all shares of Common Stock offered hereby. There can be no assurance that the Selling Shareholder will sell any or all of such Shares.

                         ------------------------------

     The Selling Shareholder may offer, from time to time, up to 90,909 shares; provided, however, that the Selling Shareholder is not authorized to use this Prospectus for any offer or sale of such Common Stock without first obtaining the written consent of the Company. The Company may consent to the use of this prospectus by the Selling Shareholder for a limited period of time and subject to such limitations and conditions as may be agreed upon by the Company and the Selling Shareholder. After the Company's consent is obtained, Shares offered hereby may be sold in ordinary brokerage transactions through the NASDAQ at the prices prevailing at the time of such sales. The commissions payable will be the regular commissions of brokers for effecting such sales. Sales may also be offered in block trades, private transactions or otherwise. Sales of the Shares may only be made by one or more of the methods described in this Prospectus, as appropriately supplemented or amended when required. The Company will pay all expenses in preparing and reproducing this Prospectus, but will not receive any part of the proceeds of the sale of any Shares. The Selling Shareholder will pay all brokerage commissions. In connection with any sales, the Selling Shareholder and any brokers participating in such sales may be deemed to be underwriters within the meaning of the Securities Act.

     The Company will supply the Selling Shareholder with reasonable quantities of Prospectuses. There can be no assurances that the Selling Shareholder will sell any or all of the shares of Common Stock offered by it hereunder.


                                 CAPITAL STOCK

     The authorized capital stock of the Company consists of 40,000,000 shares of Common Stock, no par value, of which 14,549,762 were outstanding on March 31, 1994. The following description of the Company's capital stock is qualified in its entirety by reference to the Company's Articles of Incorporation and By-laws and to the applicable provisions of the Louisiana Business Corporation Law (the "LBCL").

COMMON STOCK

     Voting Rights - Non-cumulative Voting. Holders of Common Stock are entitled to one vote per share on all matters to be voted on by the shareholders. Holders of Common Stock do not have cumulative voting rights. As a result, the holders of more than 50% of the Common Stock may elect all of the directors.

     Dividend Rights. Holders of outstanding Common Stock are entitled to receive such dividends, if any, as may be declared by the Board of Directors, in its discretion, out of funds legally available therefor.

     Liquidation Rights. In the event of the liquidation of the Company, the holders of Common Stock are entitled to receive pro rata any assets distributable to shareholders in respect of their shares.

     Preemptive Rights. Holders of Common Stock have no preemptive rights to subscribe for additional shares of capital stock.

DIRECTORS

     The Board of Directors of the Company is divided into five classes, as nearly equal in number as possible, with members of each class to serve for five years, and with one class being elected each year. Directors of the Company must also be shareholders of the Company. Any director of the Company may be removed from office with or without cause only by the affirmative vote of at least 90% of the voting power of the Company present at a special meeting of the shareholders called for that purpose. The quorum requirement for such a meeting is 90% of the total voting power of the Company present in person or by proxy at a special meeting called for that purpose.

     The LBCL permits corporations to (i) include provisions in their articles of incorporation that limit the personal liability of directors and officers for monetary damages resulting from breaches of the duty of care, subject to certain exceptions, and (ii) indemnify directors and officers, among others, in certain circumstances for their expenses and liabilities incurred in connection with defending pending or threatened suits.

     The Company's Articles of Incorporation include a provision that eliminates the personal liability of directors and officers to the Company and its shareholders for monetary damages resulting from breaches of the duty of care to the full extent currently permitted by the LBCL and further provides that any amendment or repeal of that provision will not affect the elimination or limitation of liability of an officer or director with respect to conduct occurring prior to the time of such amendment or appeal.

     The Articles of Incorporation also provide for indemnification and advancement of expenses of any officer, director, employee or agent of the Company for any action taken in good faith by that officer, director, employee or agent. Indemnification in the case of actions by or in the right of the Company shall be limited to expenses actually and reasonably incurred in defense or settlement of the action. The Board of Directors, in its discretion, may choose to provide further indemnification to officers, directors, employees and agents of the Company.

     The Articles of Incorporation and By-laws authorize the Company to maintain insurance covering the actions of its officers, directors, employees and agents, and the By-laws provide for indemnification to the fullest extent allowed under the LBCL.

SUPERMAJORITY AND FAIR PRICE PROVISIONS

     Supermajority Provisions. The Articles of Incorporation contain certain provisions designed to provide safeguards for shareholders when a Related Person (as defined below) attempts to effect a Business Combination (as defined below) with the Company. In general, a Business Combination between the Company and a Related Person must be approved by the affirmative vote of at least 90% of the voting power of the Company present at a shareholders' meeting, at which meeting at least 90% of the total voting power of the Company must be present in person or by proxy to constitute a quorum, unless certain minimum price and procedural requirements are satisfied and the Board of Directors of the Company has the opportunity to state its recommendations to the shareholders in a proxy statement. If these requirements are satisfied, only the affirmative vote of two-thirds of the voting power present or represented at a shareholders meeting of the Company would be required.

     A "Related Person" is defined as any person who, together with certain persons related to him or it, is the beneficial owner of 10% or more of the total voting power of the Company. The term "beneficial owner" includes persons directly or indirectly owning or having the right to acquire or vote the stock of the Company.

     A "Business Combination" includes the following transactions: (1) any merger or consolidation involving the Company or any subsidiary of the Company;
(2) any sale, lease, exchange, mortgage, pledge, transfer or other disposition by the Company or any of its subsidiaries of all or a substantial part of the assets of the Company; or (3) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of all or a substantial part of the assets by an entity to the Company or any of its subsidiaries.

     Fair Price Provisions. There is no requirement that 90% of the voting power present of the Company approve a Business Combination between a Related Person and the Company if all of the requirements described below are satisfied.

     (1) Minimum Price Requirement. The cash or fair market value of the property, securities or other consideration to be received per share by shareholders of the Company (other than the Related Person) in connection with the Business Combination must be no less than the "Highest Purchase Price" (as defined below) paid by such Related Person. This minimum price to be received per share by shareholders must also exceed the highest price per share paid by the Related Person in acquiring any of its holdings of the Common Stock and may not be less than the earnings per share of Common Stock of the Company for the four full consecutive fiscal quarters immediately preceding the record date for solicitation of votes on such Business Combination, multiplied by the then price/earnings multiple (if any) of such Related Person as customarily computed and reported in the financial community.

     The "Highest Purchase Price" is defined, in the case of Common Stock, as the highest amount of consideration theretofore paid or agreed to be paid by the Related Person for a share of Common Stock (including any brokerage commissions, transfer taxes and soliciting dealers' fees) immediately prior to the commencement of acquisition of the Common Stock.

     (2) Procedural Requirements. The following procedural requirements must be satisfied at all times after the Related Person becomes a Related Person:
(i) the Related Person shall have taken steps to ensure that the Company's Board of Directors included at all times representation by Continuing Directors (as defined below) proportionate to the stockholdings of the Company's shareholders not affiliated with the Related Person; (ii) there shall have been no reduction in the annual rate of dividends paid on the shares of Common Stock unless otherwise approved by a majority of the Continuing Directors; (iii) the Related Person shall not have acquired any newly issued shares of Common Stock, directly or indirectly, except upon conversion of convertible securities acquired by it prior to becoming a Related Person or as a result of a pro-rata stock dividend or stock split; and (iv) the Related Person shall not have acquired any additional shares of Common Stock or securities convertible into Common Stock except as part of the transaction by which such Related Person became a Related Person.

     A "Continuing Director" includes a person who was a member of the Board of Directors of the Company elected by the shareholders prior to the time that a Related Person acquired in excess of 10% of the stock of the Company, or a person recommended to succeed a Continuing Director by a majority of Continuing Directors.

     (3) Actions Prior to Becoming a Related Person. The Related Person shall not have (i) received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by the Company; or (ii) made any major change in the Company's business or equity capital structure without the unanimous approval of the Board of Directors, in either case prior to the consummation of the Business Combination.

     (4) Proxy Statement. A proxy statement pursuant to the requirements of the Exchange Act shall be mailed to all shareholders of the Company for the purpose of soliciting shareholder approval of the Business Combination and shall contain at the front thereof, in a prominent place, any recommendations as to the advisability (or inadvisability) of the Business Combination that the Continuing Directors, or any of them, may choose to state, and if deemed advisable by the Continuing Directors, an opinion of a reputable investment banking firm as to the fairness of the terms of such Business Combination.

     (5) Vote Necessary to Amend Articles of Incorporation. The Articles of Incorporation provide that the affirmative vote of the holders of 90% or more of the total voting power is required in order to amend the fair price provisions, provided that only a majority vote of shareholders present or represented at a meeting of shareholders called for such purpose is required if the action to amend was approved by a majority of the Continuing Directors at a time when there is a Related Person or a majority of the entire Board of Directors at a time when there is no Related Person.

     Purposes and Effect of Supermajority and Fair Price Provisions. The fair price provisions are designed to prevent a purchaser from utilizing two-tier pricing and similar inequitable tactics in the event of an attempted takeover of the Company. In the absence of the supermajority and fair price provisions, a purchaser who acquired control of the Company would be in a position, by virtue of such control, to compel minority shareholders to accept a lower price or a less desirable form of consideration than that given to other shareholders.

     The effect of the provisions is to encourage any Related Person or potential Related Person interested in a Business Combination to negotiate the terms of such transaction with the Board of Directors of the Company prior to its acquisition of a substantial amount of the capital stock of the Company and in a context that would provide adequate time and information so that all relevant considerations would receive the requisite attention and, if necessary, publicity. The Board of Directors of the Company believes that the Continuing Directors of the Company are likely to be more knowledgeable than individual shareholders in assessing the business and prospects of the Company and are accordingly better able to negotiate effectively with the Related Person. Also, the provisions should help to protect those shareholders who by choice or for lack of adequate opportunity did not sell shares in the first step of a two-tiered offer, by ensuring that a fair price will be paid to the shareholders in the second step of the two-tiered transaction if, but only if, the Related Person elects to initiate a second step.

     It should be noted, however, that tender offers are usually made at premium prices above the prevailing market price of a company's stock. In addition, acquisitions of stock by persons attempting to acquire control through market purchases may cause the market price of the stock temporarily to reach levels which are higher than would otherwise be the case. Because of the higher percentage requirements for shareholder approval of any subsequent Business Combination, and the possibility of having to pay a higher price to other shareholders in such a Business Combination, it may become more costly for a purchaser to acquire control of the Company. The Articles of Incorporation may discourage such purchases, particularly those for less than all of the shares of the Company, and may therefore deprive holders of the Common Stock of an opportunity to sell their stock at a temporarily higher market price. A potential purchaser of stock seeking to obtain control may also be discouraged from purchasing stock because a supermajority shareholder vote would be required in order to change or eliminate the fair price protection provisions in the Articles of Incorporation.

     Although the supermajority and fair price provisions are designed to assure fair treatment of all shareholders in the event of a takeover, the provisions may also adversely affect the ability of shareholders to benefit from certain transactions that are opposed by the Board of Directors of the Company.

     In certain instances, the fair price provisions, while providing objective pricing criteria, could be arbitrary and not indicative of value. In addition, a Related Person may be unable, as a practical matter, to comply with all of the procedural requirements of the Articles of Incorporation. In these circumstances, a potential purchaser would be forced either to negotiate with the Continuing Directors and offer terms acceptable to them or to abandon the proposed Business Combination.

     Under the fair price provisions, in certain circumstances, a Business Combination that might be attractive to some shareholders might never be proposed to the shareholders by a Related Person, or if proposed, might not be consummated. Further, the provisions may, under certain circumstances, give holders of a minority of the voting power a veto power over a Business Combination that the majority of shareholders may believe desirable and beneficial. On March 11, 1994, directors and executive officers of the Company beneficially owned 1,759,592 shares (12.17%) of the Common Stock. Therefore, it may be difficult or impossible for a Related Person to secure the necessary supermajority vote without management's approval.

     Since only the Continuing Directors will have the authority to avoid the requirement of a supermajority shareholder vote to approve Business Combinations if otherwise applicable, the provisions also may tend to insulate management against the possibility of removal in the event of a takeover bid. Further, if the Related Person were to replace all of the directors who were in office on the date it became a Related Person (which it could not be assured of accomplishing for at least four years because of the Board's classification), there would be no Continuing Directors and, consequently, the 90% shareholder vote requirement would apply to any Business Combination, unless the minimum price and procedural requirements were satisfied.

     Federal securities laws and regulations applicable to Business Combinations govern the disclosure required to be made to minority shareholders in order to consummate certain Business Combinations. However, the laws and regulations do not assure that the terms of a Business Combination will be fair from a financial standpoint. The LBCL provides that, under certain circumstances, the affirmative vote of the holders of at least 80% of the voting power of a Louisiana corporation is necessary in order to approve certain types of business combinations with a related party unless the shareholders receive a price for their shares as set forth in the LBCL and certain other conditions are met. While the fair price protection provisions of the LBCL would apply to any Business Combination involving the Company and a Related Party, the Board of Directors of the Company believes that the fair price provisions in the Articles of Incorporation provide additional assurance that the shareholders of the Company will receive an equitable price for their shares in the event that a Business Combination is consummated.

CONSIDERATIONS IN CHANGE OF CONTROL

     The LBCL authorizes the Board of Directors of the Company, when considering any proposal to acquire control of the Company, to take into account, among other enumerated factors and any other factors the Board deems relevant, the interests of the Company's employees, creditors and the communities in which the Company conducts its business, as well as purely financial interests of the Company's shareholders.

AMENDMENT OF ARTICLES OF INCORPORATION

     The affirmative vote of the holders of 90% of the voting power present is required to amend any provision of the Articles of Incorporation relating to the Board of Directors of the Company or the supermajority and fair price provisions contained therein. In other instances, the affirmative vote of at least a majority of the total voting power of the Company is required to amend the Articles of Incorporation.

AMENDMENT OF BY-LAWS

     The By-Laws may be amended or repealed by the affirmative vote of a majority of the Board of Directors of the Company or by the affirmative vote of at least a majority of the voting power present at a meeting of the shareholders of the Company.

SHAREHOLDERS MEETINGS

     Shareholders holding not less than 20% of the outstanding Common Stock may require the Company to call a meeting of its shareholders.

LOUISIANA CONTROL SHARE ACQUISITION STATUTE

     The LBCL Control Share Acquisition Statute provides that any shares acquired by a person or group (an "Acquiror") in an acquisition that causes such person or group to have the power to direct the exercise of voting power in the election of directors in excess of 20%, 33-1/3% or 50% thresholds shall have only such voting power as shall be accorded by the holders of all shares other than Interested Shares (as defined below) at a meeting called for the purpose of considering the voting power to be accorded to shares held by the Acquiror. "Interested Shares" include all shares as to which the Acquiror, any officer of the Company and any director of the Company who is also an employee of the Company may exercise or direct the exercise of voting power. If a meeting of shareholders is held to consider the voting rights to be accorded to an Acquiror and the shareholders do not vote to accord voting rights to such shares, the Company may have the right to redeem the shares held by the Acquiror for their fair market value.

                                 LEGAL MATTERS

     Joseph S. Schwertz, Jr., Corporate Secretary and the Company's counsel, has rendered an opinion that under the Louisiana Business Corporation Law the shares of Common Stock offered hereby have been duly authorized and validly issued and are fully paid and nonassessable.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated fees and expenses payable by the Registrant in connection with the offering of the shares of Common Stock registered hereunder are as follows:

Securities and Exchange Commission registration fee ................   $   713
Printing fees and expenses .........................................     1,200*
Legal fees and expenses payable by the Registrant ..................     5,000*
Legal fees and expenses payable by the Selling Shareholder .........         0*
Accounting fees and expenses .......................................     1,000*
Blue Sky fees and expenses .........................................     2,000*
Miscellaneous ......................................................     1,000*
                                                                       --------
       Total  ......................................................   $10,913*
                                                                       ========

*Estimated

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 83 of the Louisiana Business Corporation Law ("LBCL") provides in part that a corporation may indemnify any director, officer, employee or agent of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any action, suit or proceeding to which he is or was a party or is threatened to be made a party (including any action by or in the right of the corporation), if such action arises out of his acts on behalf of the corporation and he acted in good faith not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

          The indemnification provisions of the LBCL are not exclusive; however, no corporation may indemnify any person for willful or intentional misconduct.
A corporation has the power to obtain and maintain insurance, or to create a form of self-insurance on behalf of any person who is or was acting for the corporation, regardless of whether the corporation has the legal authority to indemnify the insured person against such liability.

          The Company's Articles of Incorporation and By-laws provide for indemnification for directors, officers, employees and agents or former directors, officers, employees and agents of the Company to the full extent permitted by Louisiana law.

          The Company maintains an insurance policy covering the liability of its directors and officers for actions taken in their official capacity.

          Insofar as indemnification for liabilities arising under the Securities act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provision or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


ITEM 16.  EXHIBITS.

     4.1 Articles of Incorporation of the Company, as amended (filed with the Commission as Exhibit 3(i) to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1993 (File No. 0-1026) and incorporated herein by reference).

     4.2  By-laws of the Company as amended through March 31, 1994.

     5.1 Opinion of Joseph S. Schwertz, Jr. as to the legality of the securities being registered.

    23.1  Consent of Arthur Andersen & Co.

    23.2  Consent of Joseph S. Schwertz, Jr. (included in Exhibit 5).

    24.1  Power of Attorney (included on the Signature Page attached hereto).


ITEM 9.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers of shares are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on this 4th day of April, 1994.


                                       WHITNEY HOLDING CORPORATION



                                       By:     /s/ WILLIAM L. MARKS
                                       -------------------------------------
                                                   William L. Marks
                                               Chairman of the Board


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Edward B. Grimball his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


 Signature                        Title                           Date
- -----------                       -----                           ----
/s/ WILLIAM L. MARKS          Chairman of the Board           April 4, 1994
- ----------------------       and Chief Executive Officer
   William L. Marks

/s/ R. KING MILLING           Director and President          April 4, 1994
- ---------------------
    R. King Milling

/s/ EDWARD B. GRIMBALL        Executive Vice President and    April 4, 1994
- ------------------------          Chief Financial Officer
   Edward B. Grimball          (Principal Financial Officer
                             and Principal Accounting Officer)

/s/ HARRY J. BLUMENTHAL, JR.   Director                       April 4, 1994
- ----------------------------
    Harry J. Blumenthal, Jr.


/s/ JAMES M. CAIN             Director                        April 4, 1994
- -----------------------
    James M. Cain

- -----------------------       Director                        April  , 1994
 Robert H. Crosby, Jr.

- -----------------------       Director                        April  , 1994
 Richard B. Crowell

- -----------------------       Director                        April  , 1994
 William A. Hines

- -----------------------       Director                        April  , 1994
 Robert E. Howson

 /s/ JOHN F. KELLY            Director                        April 4, 1994
- -------------------
   John F. Kelly

 /s/ E. JAMES KOCK, JR.       Director                        April 4, 1994
- ------------------------
   E. James Kock, Jr.

- ------------------------      Director                        April  , 1994
   John G. Phillips

 /s/ JOHN K. ROBERTS, JR.     Director                        April 4, 1994
- --------------------------
   John K. Roberts, Jr.

- --------------------------    Director                        April  , 1994
    W. P. Snyder III

 /s/ WARREN K. WATTERS        Director                        April 4, 1994
- -----------------------
   Warren K. Watters



                                 EXHIBIT INDEX


EXHIBIT NUMBER                   DESCRIPTION               SEQUENTIALLY
                                                             NUMBERED
                                                               PAGE

4.1                 Articles of Incorporation of the
                    Company, as amended (filed with the
                    Commission as Exhibit 3(i) to the
                    Company's Quarterly Report on Form
                    10-Q for the quarter ended March 31,
                    1993 (File No. 0-1026) and
                    incorporated herein by reference).

4.2                 By-laws of the Company as amended
                    through March 31, 1994.

5.1                 Opinion of Joseph S. Schwertz, Jr.
                    as to the legality of the securities
                    being registered.

23.1                Consent of Arthur Andersen & Co.

23.2                Consent of Joseph S. Schwertz, Jr.
                    (included in Exhibit 5).

24.1                Power of Attorney (included on the
                    Signature Page attached hereto).
